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                                                                    Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Cooperative Bankshares, Inc. on Form S-8 (File No. 333-22335) of our report dated January 31, 1997, on our audits of the consolidated financial statements of Cooperative Bankshares, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the nine months ended December 31, 1994, which is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
March 21, 1997